Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on:

•
Form S-8 (No. 333-217002);
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Form S-8 (No. 333-208579);
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Form S-8 (No. 333-230296);
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Form S-8 (No. 333-226824);
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Form S-8 (No. 333-238174);
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Form S-8 (No. 333-256019);
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Form S-8 (No. 333-264621);
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Form S-8 (No. 333-271741);
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Form S-8 (No. 333-272891);
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Form S-8 (No. 333-281249); and
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Form S-3 (No. 333-268664).

of our report dated February 27, 2023, with respect to the consolidated financial statements of Axsome Therapeutics, Inc., included in this Annual Report (Form 10-K) of Axsome Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

New York, New York

February 18, 2025